Exhibit 6

                              Charter and By-Laws

                                     CHARTER

                                       of

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY


ARTICLE I. The name of the Corporation shall hereafter      CORPORATE NAME
be "Phoenix Home Life Mutual Insurance Company". The
Corporation shall be a continuation of the corporate existence of Phoenix Mutual Life Insurance Company
(originally incorporated under the name American
Temperance Life Insurance Company) by the Connecticut
General Assembly at its 1851 session and, immediately prior hereto, redomesticated as a New York corporation pursuant to Article 71 of the Insurance Law of the State of New York following its merger pursuant to Article 71 of the Insurance Law of the State of New York with Home
Life Insurance Company.


ARTICLE II. The Corporation shall have a principal office   PRINCIPAL OFFICE
in East Greenbush, County of Rensselaer in the State of New York.


ARTICLE III. The business of the Corporation shall be       BUSINESS OF THE
life insurance, endowments, annuities, accident             CORPORATION
insurance, health insurance and any other business or type of business as may be authorized by and under Paragraphs 1, 2 and 3 of Section 1113(a) of the
Insurance Law of the State of New York; and the Corporation is specifically empowered to accept and to cede reinsurance of any such risks or hazards. The
Corporation may undertake such other reinsurance business as may be permitted to it by Section 1114 of said Insurance Law and such other kinds of business as permitted under Section 4205 of said Insurance Law.
The Corporation shall also have the power and authority to provide general investment advisory and financial management services and to conduct and carry on any other kind or kinds of business permitted to be conducted by mutual life insurance companies under the Insurance Law of the State of New York, and to invest in affiliated entities to the extent permitted by said
Insurance Law, and shall have the right and authority to undertake and provide such additional kinds of reinsurance and other coverages as may hereafter be permitted by said Insurance Law, as well as the general rights, powers and privileges now or hereafter granted by the Insurance Law of the State of New York or any other law applicable to mutual life insurance companies having power to do the kinds of business herein above referred to and any and all other rights, powers and privileges of the Corporation as the same may now or hereafter be declared by applicablc law.

The Corporation may exercise such powers outside of New York to the extent permitted by the laws of the particular jurisdiction. Policies or other contracts may be issued stipulated to be participating or non-participating; and they may be with or without seal.


ARTICLE IV.  The Corporation shall have no capital          MUTUAL COMPANY
stock but shall be a mutual company.

ARTICLE V. The care and direction of the affairs, business and property of the Corporation shall be vested in a Board of Directors consisting of not fewer than thirteen (13) nor more than thirty (30)
Directors, as may be determined from time to time by the Board of Directors.

Each Director shall be at least eighteen (18) years of age and at all times the majority shall be citizens and residents of the United States. Not fewer than three (3) Directors shall be residents of the State of New York.

The Board of Directors will have the power to make from time to time such bylaws, rules and regulations for the transaction of the business of the Corporation and the conduct of its affairs, not inconsistent with this Charter and the laws of the State of New York, as may be deemed expedient, and to amend or repeal such bylaws, rules and regulations.


ARTICLE VI. The Directors of the Corporation shall be      ELECTION OF DIRECTORS
elected by those persons entitled to vote as prescribed by law, voting by ballot alone and not by proxy. The Officers of the Corporation shall be elected or appointed by the Board of Directors.

An annual election of Directors shall be held on the third Tuesday of February each year at the home office of the Corporation in the manner prescribed by law. The Directors shall be divided into three (3) classes, as nearly equal in number as may be, so that each class shall be elected for terms of three (3) years and the terms of office of only one (1) class shall expire at each annual election of Directors, and as the respective terms of office of Directors shall expire, their successors shall be elected for terms of three (3) years, except as otherwise contemplated by this Article VI. Any newly created
Directorships or any decrease in Directorships shall be so apportioned by the Board of Directors among the classes of Directors as to make all classes as nearly equal number as may be. Whenever the number of Directors is increased by the Board of Directors and any vacancies resulting from the newly created
Directorships are filled by the Board of Directors, there shall not be any classification of the additional Directors until the next annual election of Directors.

Vacancies on the Board of Directors, including vacancies resulting from any increase in the authorized number of Directors, may be filled by the Board of Directors.


ARTICLE VII.  The duration of the Corporation shall         PERPETUAL DURATION
be perpetual.


ARTICLE VIII. No Director shall be personally liable        LIMITATION OF
to the Corporation or any of its of policyholders for       LIABILITY
damages for any breach of duty as a Director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a Director if a judgment or other final adjudication adverse to the Director establishes that the Director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the Director's acts or omissions were in bad faith or involved intentional misconduct or were acts or omissions (a) which the Director knew or reasonably should have known violated the Insurance Law of the State of New York, or (b) which violated a specific standard of care imposed on Directors directly, and not by reference, by a provision of the Insurance
Law of


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

the State of New York (or any regulations promulgated thereunder), or (c) which constituted a knowing violation of any other law; or (ii) the liability of a Director for any act or omission prior to the adoption of this
Article VIII.


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

                                     BYLAWS

                                       of

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY


                                    ARTICLE I

                             Meetings of the Comnany
                             -----------------------

                                                            ANNUAL MEETING;
SECTION 1.1 The Annual Meeting of the Company for the       SPECIAL MEETINGS
transaction of such business as the Board of Directors shall from time to time prescribe, shall be held on the fourth Monday of February of each year and at such time and place as the Board of Directors by resolution adopted at least sixty (60) days prior to such Annual Meeting shall specify. Special meetings may be called at any time at the direction of the Chief Executive Officer and shall be called at any time in accordance with the vote of the Directors, or at the written request of any six (6) of them.

SECTION 1.2 At each Annual Meeting there shall be           STATEMENTS OF
presented to the policyholders of the Company a report      OPERATIONS AND
of the operations of the Company for the preceding          CONDITIONS
calendar year and a statement of its financial condition.

SECTION 1.3 Notice of the Annual Meeting or any             NOTICE OF
special meeting shall be given to policyholders of          MEETINGS
the Company by publication in the same manner as
prescribed by the New York Insurance Law for
notice of the election of Directors or by such other
means as the Board may from time to time prescribe.
SECTION 1.4 At any meeting of the Company those             QUORUM
policyholders present in person shall constitute a quorum.

SECTION 1.5 The person designated pursuant to               CHAIRMAN AND
Section 2.10 hereof to preside at meetings of               SECRETARY OF
the Board of Directors shall act as Chairman of             MEETINGS
the meeting. The Secretary of the Board of Directors, unless he or she is absent or elects not to serve, shall act as the secretary of the meeting. Unless otherwise voted, the order of business at the meeting shall be as prescribed by the Chief
Executive Officer or by such other person as may be presiding.


                                   ARTICLE II

                               Board of Directors
                               ------------------

SECTION 2.1 The authorized number of Directors of the       NUMBER,
Company shall be such number, not less than thirteen        QUORUM AND
(13) nor more than thirty (30), as may be determined        ADJOURNMENTS
by a majority of the authorized number of Directors immediately prior to any such determination. No decrease in the authorized number of Directors shall shorten the term of any incumbent Director. At least two (2) of the principal Officers of the Company shall be Directors but the number of officers and salaried employees who are Directors shall at all time be less than a quorum of the Board of Directors. A majority of the authorized number of Directors, at least one (1)


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

of whom shall be a person as described in Section
1202(b)(1) of the New York Insurance Law (hereinafter referred to in these Bylaws as "Independent Director(s)"), shall constitute a quorum for the transaction of business.
Except as otherwise provided by law or these Bylaws, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. A majority of the Directors present, whether or not a quorum shall be present, may adjourn any meeting. Notice of the time and place of an adjourned meeting of the Board shall be given if and as determined by a majority of the Directors present at the time of the adjournment.

SECTION 2.2 No fewer than four (4) regular meetings of      REGULAR
the Board of Directors shall be held each year at such       BOARD
place within the State of New York, on such dates and       MEETINGS
at such hours as the Board may from time to time determine. Additional regular meetings of the Board for the transaction of any business shall be held at such places and on such dates and at such hours as the Board may from time to time determine. Provided that no fewer than four (4) regular meetings of the Board shall have been or will be held in the State of New York during any calendar year, one (1) of such additional regular meetings during such calendar year may be held elsewhere within the United States or Canada in a jurisdiction in which the Company is licensed to do business. Except as otherwise required by law or these Bylaws, notice of regular meetings need not be given.

SECTION 2.3 Special meetings of the Board shall be          SPECIAL
held whenever called by the Chief Executive Officer or      BOARD
by any three (3) Directors. Notice of each such special     MEETINGS
meeting shall be mailed to each Director at such            WAIVER OF
Director's residence or usual place of business or          NOTICE
other address filed with the Secretary to the Board for such purpose, or shall be sent to such Director by any form of telecommunication, or be delivered or given to such Director personally or by telephone, not later than the second day preceding the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Every such notice shall state the time and place but, except as otherwise required by law or these Bylaws, need not state the purpose of the meeting.

SECTION 2.4
The annual election of Directors shall be held on the       ELECTION OF
third Tuesday of February of each year. The Directors       DIRECTORS
of the Company shall be elected by policyholders as prescribed by law.

SECTION 2.5 No person may stand for election or             QUALIFICATION
re-election or be appointed as a Director if during the     OF DIRECTORS
three (3) years following election he or she would          AND TERM
attain the age of seventy (70) years. All Directors shall serve through the third Annual Meeting of the Company following their election, unless elected or appointed for a lesser term, and until their successors are elected and qualified, provided, however, that with the exception of the Chief Executive Officer, the term of a Director who is an Officer of the Company shall expire on the date that such Director retires or resigns as an Officer of the Company. The foregoing notwithstanding, to the extent any Director fails to conduct himself or herself in accordance with such written standards as may be established from time to time by the Board of Directors, then such Director may be removed through affirmative vote of at least two-thirds of the remaining Directors.

SECTION 2.6 As soon as practicable following the Annual     ORGANIZATION
Meeting of the Company, the Directors shall commence a      MEETING OF
regular meeting of the Board which shall be the Organization


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

Meeting of the Board. At such meeting the Board shall       DIRECTORS
elect Officers and take such other actions as they deem appropriate, including a review of the annual report, appointment of auditor, and appointment of Directors to Board committees.


SECTION 2.7 Any one (1) or more members of the Board or     PARTICIPA-
any committee thereof may participate in any meeting of     TION BY
the Board or such committee by means of a conference        TELEPHONE
telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board or such committee for quorum and voting purposes.

SECTION 2.8 If in the opinion of the Chief Executive        ACTION WITHOUT
Officer circumstances exist which require the immediate     A BOARD
taking of any action which is required or permitted to      MEETING
be taken by the Board or any committee thereof, such action may be taken without a meeting if all members of the Board or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or such committee shall be filed with the minutes of the proceedings of the Board or committee.

SECTION 2.9 Any vacancy in the Board, including any         BOARD
vacancy resulting from an increase in the authorized        VACANCIES
number of Directors, may be filled, until the next annual election of Directors, at any regular or special meeting of the Board by the affirmative vote of a majority of the remaining Directors.

SECTION 2.10 At the Organization Meeting, the Board         CHAIRMAN OF THE
may elect a Chairman of the Board of Directors or a         BOARD; VICE
Chairman and Vice Chairman of the Board of Directors,       CHAIRMAN;
who shall be Officers of the Company and each of whom       SECRETARY
shall discharge such duties as may be assigned from time to time by the Directors. The Chairman shall preside at the meetings of the Board and, in his or her absence, the Vice Chairman, if any, shall preside.
In all other cases the President of the Company shall preside. In the absence of the persons above designated to preside at a meeting, the Board shall appoint a Chairman pro tem.

At the Organization Meeting, the Board of Directors shall elect a Secretary of the Board, who shall attend the meetings of the Board of Directors, shall keep the minutes of such meetings, shall send notices thereof, if any, and shall perform such other duties as may be attendant to such office. The Secretary of the Board need not be a member of the Board. In case the Secretary is absent or unable to discharge such duties, the Board shall appoint a Secretary pro tem.


                                   ARTICLE III

                                   Committees
                                   ----------

SECTION 3.1 The Board shall have the following standing     STANDING
committees, each consisting of not fewer than five (5)      COMMITTEES
Directors, as shall be determined by the Board:

          Executive Committee
          Investment Committee


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

          Audit Committee
          Human Resources Committee
          Policyholder and External Affairs Committee
          Nominating Committee

All members of the Audit Committee, the Human Resources
Committee and the Nominating Committee shall be Independent Directors. At least one-third of the members of any other committee shall be Independent
Directors.

SECTION 3.2 At its Organization Meeting each year,          DESIGNATION
the Board, by resolution adopted by a majority of the       OF MEMBERS
then authorized number of Directors, shall designate        AND CHAIRMEN
from among the Directors the members of the standing        OF STANDING
committees and from among the members of each such          COMMITTEES
committee a chairperson thereof, each of whom shall serve as such, at the pleasure of the Board, so long as they shall continue in office as Directors, and through the next succeeding Annual Meeting of the Company. The Board may by similar resolution designate one (1) or more Directors as alternate members of such committees, who may replace any absent member or members at any meeting of such committees, but only an Independent Director may be designated as an alternate member of the Audit Committee, the Human
Resources Committee or the Nominating Committee.
Vacancies in the membership or chair of any standing committee may be filled in the same manner as the original designations at any regular or special meeting of the Board, and the Chief Executive Officer may designate from among the remaining members of any standing committee whose chair is vacant a chairperson who shall serve until a successor is designated by the Board.

SECTION 3.3 Meetings of each standing committee shall       NOTICE OF
be held upon call of the Chief Executive Officer, or        TIMES OF
upon call of the chairperson of such standing               MEETINGS OF
committee or of two members of such standing committee.     STANDING
Meetings of each standing committee may also be held at     COMMITTEES
such other times as such committee may determine.           AND PRESIDING
Meetings of a standing committee shall be held at such      MEMBERS
places and upon such notice as such committee may determine or as may be specified in the calls of such meetings. Any such chairperson, if present, or such member or members of each committee as may be designated by the Chief Executive Officer, shall preside at meetings thereof or, in the event of the absence or disability of any thereof or failing such designation, the committee shall select from among its members present a presiding Member.

SECTION 3.4 At each meeting of any standing committee       QUORUM
there shall be present to constitute a quorum for the transaction of business at least a majority of the members of such committee, at least one (1) of whom is an Independent Director. Any alternate member who is replacing an absent member shall be counted in determining whether a quorum is present. The vote of a majority of the members present at a meeting of any standing committee at the time of the vote, if a quorum is present at such time, shall be the act of such committee.

SECTION 3.5 Each of the standing committees shall keep      STANDING
minutes of its meetings, which shall be reported to the     COMMITTEE
Board at its regular meetings and, if called for by the     MINUTES
Board, at any special meeting.

SECTION 3.6 The Executive Committee shall consist of        EXECUTIVE
five (5) or more Directors, as the Board of Directors       COMMITTEE
may determine from time to time, a majority of whom shall be


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

Independent Directors. This Committee shall have general power to act for the Board of Directors in the intervals between meetings of the Board on all matters of policy and direction relating to the conduct of the affairs of the Company, subject to such limitations as the Board may from time to time impose.

SECTION 3.7 The Investment Committee shall consist of       INVESTMENT
five (5) or more Directors, as the Board of Directors       COMMITTEE
may determine from time to time, a majority of whom shall be Independent Directors. This Committee shall review the investment policies and programs of the Company, including, but not limited to, the purchase and sale of bonds, stocks, other securities, real estate, mortgages and all other investments. The Investment
Committee shall supervise the financial affairs of the Company. Except as otherwise ordered by the Board (i) no investment or loan, other than a policy loan, and no sale, assignment, exchange, extension or transfer thereof, shall be made unless the same has been authorized or approved by the Investment Committee;
and (ii) the Investment Committee shall designate from time to time depositories of the Company's funds.

SECTION 3.8 The Audit Committee shall consist of five (5)        AUDIT
or more Directors, as the Board of Directors may                 COMMITTEE
determine from time to time, all of whom shall be Independent Directors. The Audit Committee shall, prior to the last meeting of the Board of Directors in each calendar year, recommend to the Board of Directors the selection of independent certified public accountants for the ensuing fiscal year. This Committee shall engage such independent certified public accountants selected by the Board of Directors to audit and examine the financial position of the Company and shall prescribe the scope of such audit and of any internal audit. It shall review the Company's financial condition, and the scope and results of the independent audit and any internal audit, and shall from time to time confer with such independent certified public accountants and with management and review recommendations of such independent accountants and management with respect to the business of the Company and the business of any majority-owned subsidiary of the Company. The Audit
Committee shall report to the Board of Directors upon the annual report of such independent certified public accountants and at such other times as the Audit Committee may deem necessary.

SECTION 3.9 The Human Resources Committee shall             HUMAN
consist of five (5) or more Directors, as the Board         RESOURCES
of Directors may determine from time to time, all           COMMITTEE
of whom shall be Independent Directors. This Committee shall exercise general supervision of compensation and personnel administration and all activities conducted by the Company in the interest of the health, welfare and safety of field and office personnel, shall evaluate the performance of Officers deemed by such Committee to be principal Officers, and shall make recommendations to the Board of Directors as to the selection of and compensation payable to such principal Officers.

SECTION 3.10 The Policyholder and External Affairs          POLICYHOLDER AND
Committee shall consist of five (5) or more Directors       EXTERNAL AFFAIRS
as the Board of Directors may determine from time to        COMMITTEE
time, a majority of whom shall be Independent
Directors. This Committee shall be responsible for matters relating to the interest of the policyholders and customers of the Company and shall exercise general supervision of the dividend and surplus policies and practices of the Company. Annually the Committee shall make a written report to the Board recommending for the ensuing year the apportionment of divisible surplus on participating policies issued by the Company and interest rates payable on funds held by the Company under policies or other contracts entitled by their terms to such interest.
This Committee shall review generally the activities of the various businesses conducted by the Company and shall also exercise general supervision of the Company's external activities including, but not limited to, government relations, charitable contributions, public benefit programs and compliance with policies on ethical business conduct and other corporate responsibility matters.

SECTION 3.11 The Nominating Committee shall consist of      NOMINATING
five (5) or more Directors, as the Board of Directors       COMMITTEE
may determine from time to time, all of whom shall be Independent Directors. This Committee shall have responsibility for nominating candidates for Director for election by policyholders and shall make recommendations to the Board with respect to the filling of vacancies on the Board.


                                   ARTICLE IV

                                    Officers
                                    --------

SECTION 4.1 The Board shall determine who shall act         PRINCIPAL
as Chief Executive Officer of the Company. In its           OFFICERS
discretion, the Board may also designate a Chief
Operating Officer. The Board in its discretion may also from time to time designate one or more other
Officers as Principal Officers.

SECTION 4.2 The Chief Executive Officer of the              CHIEF
Company shall have the general executive management         EXECUTIVE
of its affairs, and may decide upon and execute all         OFFICER
matters not otherwise covered by action of the Board of Directors or Executive Committee or more specifically provided for in the Bylaws. In the absence of action by the Board of Directors, the Chief Executive Officer may from time to time prescribe and assign such duties, functions and authority among Officers or other employees and representatives as he or she shall determine are necessary or desirable for the proper conduct of the business of the Company.

SECTION 4.3 The Chief Operating Officer, if any,            CHIEF
shall assist the Chief Executive Officer in the             OPERATING
execution of his or her duties and shall have such          OFFICER
other duties as the Board of Directors or the Chief
Executive Officer may from time to time determine.

SECTION 4.4 At each Organization Meeting, the               PRESIDENT
Board shall elect a President, who shall hold               AND OTHER
office until the next Organization Meeting and              OFFICERS
until the election of a successor or until his or her earlier death, removal or resignation. The
President may also serve as the Chief Executive
Officer or Chief Operating Officer. If a vacancy occurs in the office of the President for any reason, such vacancy shall be filled by the Board at any regular or special meeting of the Board.

In addition to the President, the Board shall elect or appoint such other Officers, including a Secretary, one (1) or more Assistant Secretaries and one (1) or more Vice Presidents as it may determine for the conduct of the business of the Company. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary. Officers other than the Chief Executive
Officer shall have such powers and perform such duties as may be assigned to them by these Bylaws or by or pursuant to authorization of the Board or the Chief Executive Officer.


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

The Board of Directors may, in its discretion, delegate to the Chief Executive Officer authority to appoint and discharge any Officers other than principal
Officers. Notwithstanding any such delegation to the Chief Executive Officer, all Officers shall hold office at the pleasure of the Board of Directors, which retains authority to terminate any Officer at any time.
A vacancy in any office may be filled by the Board at any meeting.


                                    ARTICLE V

                               Execution of Papers
                               -------------------

SECTION 5.1 Any employee designated for the purpose by      INSTRUMENTS
the Chief Executive Officer or the Board, and any Officers designated by the Board shall have power to execute all instruments in writing necessary or desirable for the Company to execute in the transaction and management of its business and affairs and to affix the corporate seal.

SECTION 5.2 All funds of the Company deposited in its       DISPOSITION
name shall be subject to disposition by check or            OF FUNDS
other means, in such manner as the Board may from time to time determine.

SECTION 5.3 The Chief Executive Officer may appoint         CAPTION SIGNATURES
one (1) or more Registrars. All policies of insurance       ON POLICIES AND
and annuity contracts shall be signed by the Chairman       CERTAIN OTHER
of the Board of Directors (if any), the Vice Chairman       CONTRACTS
of the Board of Directors (if any), the President, a Vice President, the Secretary, or an Assistant Secretary.
Such signatures may be in facsimile, provided such policies and contracts are countersigned by a Registrar or a Vice President. All policy endorsements and modifications (other than endorsement of the exercise of a right or option provided for in a policy) and all contracts incident, related or supplementary to policies of insurance and annuity contracts shall be signed by the Chairman of the Board of Directors (if any), the Vice Chairman of the Board of Directors (if
any), the President, a Vice President, the Secretary, or an Assistant Secretary. Any such signature may be in facsimile provided there is a countersignature by a Registrar or a Vice President.


                                    ARTCLE VI

                                     General
                                     -------

SECTION 6.1 To the full extent permitted by the laws        INDEMNIFICA-
of the State of New York, the Company shall indemnify       TION OF
any person made or threatened to be made a party to         DIRECTORS
any action, proceeding or investigation, whether            AND OFFICERS
civil or criminal, by reason of the fact that such person, or such person's testator or intestate:

     (1) is or was a Director or Officer of the Company; or

     (2) serves or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, and also is or was a Director or Officer of the Company against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with or as a result of such action or proceeding, or any appeal therein.

The Company shall also indemnify any person made or threatened to be made such party by reason of the fact that such person or such person's testator or intestate is or was an employee of the Company or serves another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Company and also is an employee of the Company to the same extent as if such person were an Officer or Director of the Company. The indemnification provided in this Article VI shall not be deemed to be exclusive of any other rights to which a Director or Officer of the Company seeking indemnification may be entitled whether contained in
(i) a resolution of Directors, or (ii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any Director or Officer if a judgment or other final adjudication adverse to the Director or Officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Company may indemnify persons other than Officers or Directors of the Company, to such greater extent as the Board of Directors may from time to time by resolution prescribe.


                                   ARTICLE VII

                               Amendment of Bylaws
                               -------------------

SECTION 7.1 These Bylaws or any of them may be amended, altered or repealed by a vote of two-thirds of the Directors present at any regular or special meeting, provided that any such proposed amendment, alteration or repeal shall have been submitted in writing and filed with the Secretary of the Board at least sixty
(60) days before being presented at such a meeting.
The notice of the meeting at which action may be taken upon such proposal to amend, change or repeal these Bylaws shall contain a statement in general terms that such action has been proposed. Notwithstanding the foregoing, Section
6.1 of these Bylaws may not be amended, altered or repealed by the Board so as to effect adversely any then existing rights of any Director, Officer or other persons designated therein.


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